Project Kernel Analysis at Various Prices Source: FactSet as of August 2, 2023 EBITDA based on GPP Financial Projections GPRE Initial Proposal GPRE Revised Proposal GPP Initial Counter GPP Revised Counter GPRE Second Revised Proposal Exhibit (c)(11)